UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 12, 2013

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On March 12, 2013, Cubic Corporation (“Cubic”) entered into a Note Purchase and Private Shelf Agreement (the “Agreement”), by and among Cubic, certain of its subsidiaries, as guarantors (the “Guarantors”), Prudential Investment Management, Inc. (“Prudential”) and certain of Prudential’s affiliates (collectively, the “Purchasers”).

Pursuant to the Agreement, Cubic agreed to issue and sell $50,000,000 aggregate principal amount of its 3.35% Series A Senior Notes Due 2025 (the “Series A Notes”) and $50,000,000 aggregate principal amount of its 3.35% Series B Senior Notes Due 2025 (the “Series B Notes”).  The Series A Notes and the Series B Notes are unsecured, bear interest at a rate of 3.35% per annum, payable at maturity and semi-annually, on the 12th day of each March and September of each year, commencing on September 12, 2013, and mature on March 12, 2025.  The Series A Notes were purchased by certain of the Purchasers on March 12, 2013 and the Series B Notes will be purchased by such Purchasers on or about April 23, 2013, subject to the satisfaction of certain closing conditions.  Cubic intends to use the proceeds from the sale of the Series A Notes and the Series B Notes to refinance existing indebtedness, for working capital and for other general corporate purposes.

In addition, pursuant to the Agreement, Cubic may from time to time issue and sell, and the Purchasers may in their sole discretion purchase, within the next three years, additional senior notes (the “Shelf Notes,” and together with the Series A Notes and the Series B Notes, the “Notes”) in aggregate principal amount of up to $25,000,000.  The Shelf Notes will have a maturity date of no more than 12 years from the date of issuance, and an average life of no more than 10 years from the date of issuance.  The Shelf Notes will have such other terms, including interest rate, as the parties may agree upon at the time of issuance and the proceeds from of the sale of any Shelf Notes will be used for purposes to be determined at the time of issuance.  The Notes will be unconditionally guaranteed by the Guarantors.

The Agreement contains customary covenants, including requirements for Cubic to maintain certain interest coverage and leverage ratios and restrictions on Cubic’s and certain of its subsidiaries’ abilities to, among other things, incur additional debt, create liens, consolidate or merge with any other entity, or transfer or sell substantially all of their assets, in each case subject to certain exceptions and limitations.

The Agreement also contains customary events of default, including: (a) failure by Cubic to pay principal or interest on the Notes when due; (b) failure by Cubic or certain of its subsidiaries to comply with the covenants in the Agreement; (c) failure of the representations and warranties made by Cubic or certain of its subsidiaries to be correct in any material respect; (d) cross-defaults with other debt of Cubic or certain of its subsidiaries resulting in the acceleration of the maturity thereof; (e) certain bankruptcy and insolvency events with respect to Cubic or certain of its subsidiaries; (f) failure by Cubic or certain of its subsidiaries to satisfy certain final judgments when due; (g) certain events occurring under the Employee Retirement Income Security Act with respect to Cubic or certain of its subsidiaries; and (h) a change in control of Cubic, in each case subject to certain exceptions and limitations.  The occurrence of any event of default under the Agreement may result in all of the Notes then outstanding becoming immediately due and payable.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

***

This Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including statements related to the closing of the sale of the Series B Notes.  These forward-looking statements are based upon Cubic’s current expectations.  Actual results or outcomes may differ materially from those expressed in any forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with satisfaction of closing conditions with respect to the sale of the Series B Notes and other risks detailed in Cubic’s filings with the SEC, and investors should not place undue reliance on any forward-looking statements.  In addition, any forward-looking statement speaks only as of the date on which it is made, and Cubic undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
10.1

Note Purchase and Private Shelf Agreement, dated as of March 12, 2013, by and among Cubic Corporation, the Guarantors (as defined therein), Prudential Investment Management, Inc. and the other purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary